UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2019

To the Stockholders of Evolving Systems, Inc.:

You are invited to attend the annual meeting of the stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at 9800 Pyramid Court, Suite 400, Englewood, CO 80112 Englewood, Colorado 80112, on June 19, 2019.

At the meeting, you will be asked to act on the following matters:

1.                                      to elect the four nominees named in this Proxy Statement as directors, each for a one-year term;

2.                                      to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;

3.                                      to cast an advisory vote on the frequency of having an advisory vote on executive compensation;

4.                                      to ratify the selection of Marcum LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems, Inc. for our fiscal year ending December 31, 2019; and

5.                                      to consider such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Proxy Statement accompanying this Notice describes these items more fully.

Only holders of record of shares of Evolving Systems, Inc common stock at the close of business on April 22, 2019 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT.  PLEASE READ THE PROXY STATEMENT AND VOTE BY FOLLOWING THE VOTING INSTRUCTIONS SENT TO YOU.

By order of the Board of Directors,

Englewood, Colorado April 30, 2019	Mark P. Szynkowski Senior Vice President of Finance & Secretary

9800 Pyramid Court, Suite 400

Englewood, Colorado 80112

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 19, 2019

This proxy statement contains information related to the annual meeting of stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at 9800 Pyramid Court, Suite 400, Englewood, Colorado 80112, on June 19, 2019, and any postponements or adjournments of the meeting. Evolving Systems first mailed, or made available on the Internet, these proxy materials to stockholders on or about May 10, 2019. In this proxy statement, “Company,” “Evolving Systems,” “we,” “us,” and “our” each refer to Evolving Systems, Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. This proxy is being solicited by the Board of Directors, and the cost of solicitation of the proxies will be paid by Evolving Systems. Our officers, directors and regular employees, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. We have no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

The proxy materials include our proxy statement for the annual meeting.

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on April 22, 2019. All stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice (https://www.evolving.com/investors), or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice will provide you with instructions regarding how to:

•                  View our proxy materials for the annual meeting on the Internet; and

•                  Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may vote in person at the Annual Meeting only if you bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

•                              To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•                              To vote on the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the eleven-digit number beneath the account number on the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 18, 2019 to be counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through Broadridge Financial Services which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at Broadridge’s website at www.proxyvote.com. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What You Are Voting On

At the Annual Meeting, there are four matters scheduled for a vote of the stockholders:

•                  Election of Directors. Election of David J. Nicol, David S. Oros, Julian D. Singer and Matthew Stecker as members to the Company’s Board of Directors to serve until the 2020 annual meeting of stockholders or until their successors have been duly elected and qualified;

•                  Advisory Vote on Executive Compensation. Advisory approval in a non-binding vote of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, or “say on pay.”  Even though your vote is advisory and, therefore, will not be binding on the Company, the Board’s Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation;

•                  Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. Advisory vote on the frequency of the vote on the compensation of the Company’s named executive officers, or “say on pay.”  Even though your vote is advisory and, therefore, will not be binding on the Company, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation; and

•                  Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019.

You may either vote “For” the nominee to the Board of Directors or you may “Withhold” your vote for the nominee you specify. For the advisory vote on the frequency of the vote on the compensation of our named executive officers, you may vote on the preferred frequency by choosing the option of “one year, “two years,” “three years” or abstaining from voting. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Quorum and Required Votes

Only holders of record of shares of Evolving Systems’ common stock at the close of business on April 22, 2019, the record date, are entitled to vote at the meeting or any postponements or adjournments of the meeting. As of the record date, Evolving Systems had 12,196,582 shares of common stock outstanding.

The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of common stock is entitled to one vote.

Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares; as a result, the broker or other nominee is unable to vote those uninstructed shares. Abstentions and broker non-votes, while included for quorum purposes, will not be counted as votes “cast” for or against any proposal.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers. Please note that brokers may not vote your shares on the election of directors or any other non-routine matters (Proposals 2 and 3) if you have not given your broker specific instructions as to how to vote.  Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Proposal Number	Description	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of Directors	Nominees receiving highest number of votes	Not voted	Not voted
2	Advisory vote on executive compensation (“Say on Pay”)	Majority of shares cast	Not voted	Not voted
3	Advisory vote on frequency of Say on Pay	Alternative (every 1, 2 or 3 years) receiving the highest number of votes	Not voted	Not voted
4	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast	Not voted	Discretionary vote — brokers may vote

Recommendation of Board of Directors

Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Specifically, the Board’s recommendations are as follows:

•                  FOR the election of each of the four nominees for director;

•                  FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers;

•                  To hold an advisory vote on executive compensation every two years; and

•                  FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for our fiscal year ending December 31, 2019.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the annual meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

Revocation of Proxies

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Evolving Systems either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and request to recast your vote. Attendance at the annual meeting will not, by itself, revoke a previously granted proxy.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting a single proxy statement and annual report, along with individual proxy cards or individual Notices of Internet Availability, will be delivered in one envelope to certain stockholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for Evolving Systems. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, or direct your written request to Evolving Systems, Inc., Mark P. Szynkowski, Secretary, 9800 Pyramid Court, Suite 400, Englewood, Colorado 80112, or contact Mark P. Szynkowski at 303-802-1000.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Procedures and Tabulation of Votes

Our independent election inspector will tabulate votes cast by proxy or in person at the meeting. We will also report the results in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 6 members, with each member elected annually for a term of one year. In accordance with our Company’s Bylaws, our Board of Directors adopted a resolution on April 11, 2019, to reduce the size of the Board from six to four members, effective as of the date of the Annual Stockholders’ meeting.

Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the director for which the vacancy occurred and until the director’s successor is elected and qualified.

Under the director independence guidelines, the Board of Directors must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director in order to qualify as independent. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors analyzed the independence of each director and determined that three of our directors (Messrs. Nicol, Oros and Singer) are independent under NASDAQ’s current listing standards and that each of them is free of any relationship that would interfere with his individual exercise of independent judgment. Mr. Stecker, who was previously independent under NASDAQ’s listing standard, was appointed Executive Chairman in April 2018 and CEO in July 2018 and, as a result, is not considered independent.

The Board has nominated Messrs. Nicol, Oros, Singer and Stecker for re-election. As noted above, the Board adopted a resolution to reduce the size of the Board from six to four members.  Mr. Thekkethala, the Company’s former Chief Executive Officer (“CEO”) and current member of the Board, is not being nominated for re-election to the Board and Mr. Ramlall has decided not to run for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the annual meeting, each of the nominees would serve until the 2020 annual meeting of stockholders.

Required Vote and Recommendation of the Board of Directors

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of the nominees named below. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve. The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee designated by our Board.

Set forth below is biographical information for the persons nominated for election as a director at the annual meeting. Ages are as of April 30, 2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Nominees for Election for a One-Year Term Expiring at the 2020 Annual Meeting

David J. Nicol

David J. Nicol, 73, became a member of the Board of Directors in March 2004. Since February 2018, Mr. Nicol also serves on the board of CCUR Holdings, Inc. (OTCQB:CCUR), where he is a member of the Nominating /Governance Committee and the Audit Committee, which he also Chairs.  He also is a board member of PropertyTrak, Inc, a privately-held provider of facilities management SaaS services.  A member of the National Association of Corporate Directors (since 2004) and Financial Executives International, since August 2015 he has served on the faculty in the Finance Department at the Bloch School of Management at UMKC. From February 2012 through March 2014, Mr. Nicol was President/COO of Strongwatch Corporation, a security innovation company since acquired.  In prior assignments, Mr. Nicol held senior-level executive positions with both public companies (Verisign, Illuminet, and Sprint/United Telecom), as well as early-stage, private companies:  Solutionary (IT network security), Sipera (VOIP security), ITN (network signaling), International Micronet (LAN/WAN systems) and iLAN (LAN systems & consulting). Beyond P&L responsibilities, his leadership roles have included strategic planning, business development, acquisitions, business planning, operations planning, product management, product development/support, financial planning, and fund raising/IR.

With his years of executive experience at Sprint/United Telecom, ITN, Illuminet, Verisign and Solutionary, Mr. Nicol brings to the Board senior-level, functionally broad management ability, with deep experience in telecom, IT services and technology, both domestic and international. Complimenting his appointment to the Finance faculty at the UMKC Bloch School, his experience as CFO at Solutionary gives him an in-depth understanding of financial strategy and operations. Mr. Nicol is able to draw upon, among other things, his knowledge of raising capital and investor communications, having served as a member of the roadshow team that took Illuminet public (NASDAQ), as well as having raised significant debt and equity funding for Solutionary and several other early-stage companies. In addition, Mr. Nicol has a Ph.D. in corporate finance and has taught corporate finance at the MBA level at the Weatherhead School of Management of Case Western Reserve University and elsewhere.

David S. Oros

David S. Oros, 59, joined our Board of Directors in March 2008. Since March 2013, he has been a founding partner of Gamma 3 LLC, a Baltimore, Maryland based investment initiative focused on acquiring, building and incubating advanced technical intellectual property and providing early stage funding to advanced technology companies. Over the last ten years, Mr. Oros has started over eight companies primarily in the technology field. He is currently the Chairman and founder of Terbium Labs, an information security company that runs Matchlight, a data intelligence system, and he is also Chairman of Gemstone Biotherapeutics LLC, a leader in the field of tissue engineering and regenerative medicine. From June 2006 to February 2013, Mr. Oros was the managing partner of Global Domain Partners, LLC, a managed futures company that uses advanced optimization modeling as a predictive tool for worldwide markets, currencies and commodities. From 2006 to 2010, Mr. Oros served as Chairman of the Board of NexCen Brands, Inc., a leading vertically integrated brand acquisition and management firm focused on brand management. From 1996 until June 2006, Mr. Oros was the Chairman of the Board and CEO of Aether Systems, Inc., a leading provider of wireless and mobile data solutions for the transportation, fleet management and public safety industries. From 1994 until 1996, Mr. Oros was President of NexGen Technologies, L.L.C., a wireless software development company. From 1992 until 1994, he was President of the Wireless Data Group at Westinghouse Electric. Prior to that, from 1982 until 1992, Mr. Oros was at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland and holds a U.S. patent for a multi-function radar system. Mr. Oros currently serves on the Board of Visitors for the University of Maryland Baltimore County and the Board of Directors for Health Care for the Homeless.

Mr. Oros has had front line exposure to many of the issues facing public companies, particularly on operational, financial and corporate governance matters, from his former role as Managing Partner of Global Domain Partners and previously having served as Chairman of NexCen Brands, CEO of Aether Systems, President of NexGen Technologies, LLC and President of the Wireless Data Group of Westinghouse Electric. With his knowledge of the complex issues facing global companies and his understanding of what makes businesses work effectively and efficiently, Mr. Oros is a skilled advisor. His formal education and his experience in directing large research and development programs while at Westinghouse Electric also provides him with the background and expertise to assist the Board with technology-related issues.

Julian D. Singer

Julian D. Singer, 35, became a member of the Board of Directors in January 2015.  Prior to that, he served as a nonvoting observer to the Board of Directors from July 2014 until December 2014.  Since May 2013 Mr. Singer has been engaged as an independent investment advisor.  Prior to that, from April 2006 through June 2011, Mr. Singer served as an assistant trader and an analyst with York Capital Management where he evaluated potential mergers and acquisitions.  Mr. Singer currently serves on the Board of Directors of Live MicroSystems, Inc., which sold its operating assets in 2013, and Fiber Span, a privately held company providing distributed antenna systems (DAS) technology primarily for public safety projects.  Mr. Singer has a B.S. in Finance from Lehigh University and an M.B.A. from the NYU Stern School of Business.

Mr. Singer has a background in finance and investing in various industries, including software and telecommunications, as well as mergers and acquisitions.  Drawing from his experience in these areas, Mr. Singer provides valuable strategic and financing advice to the Company’s management and the Board.

Matthew Stecker

Matthew Stecker, 50, joined our Board of Directors in March 2016, was named Chairman of the Board in August 2016, Executive Chairman in April 2018 and President & CEO on July 16, 2018.  He served as a Senior Policy Advisor to the United States Department of Commerce from 2014 to 2017.  In that capacity, Mr. Stecker was part of the senior team that launched FirstENet.  Mr. Stecker currently serves on the board of Live Microsystems, Inc. (OTC:LMSC). He previously served on the boards of MRV Communications from April 2013 to June 2016 and HealthWarehouse.com Inc. from December 2010 to August 2013, where he also served on the compensation committee. From January to November 2014, Mr. Stecker served as the Vice President of Mobile Entertainment for RealNetworks (NASDAQ:RNWK). From November 2009 to December 2013, he served as CEO of Live MicroSystems, Inc., and from April 2005 to November 2009 he was a senior executive in both Telecom Operations and Strategy at Cartesian, Inc. (NASDAQ:CRTN). He received his BA in Political Science and Computer Science from Duke University, and his JD from the University of North Carolina at Chapel Hill School of Law.

Mr. Stecker brings to our Board over twenty years of experience as a public company executive in the telecommunications and wireless industries, which are highly relevant to the Company’s business and will assist the Company in developing, executing and evaluating business strategies and industry partnerships.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Leadership Structure

Our Board believes it is important to retain flexibility in allocating the responsibilities of the CEO and Chairman of the Board in any way that is in the best interests of our Company based on the circumstances existing at a particular point in time. Accordingly, we do not have a strict policy on whether these roles should be served independently or jointly. Currently, we have an Executive Chairman of the Board with Mr. Stecker serving in that role as well as the CEO.

We do not have a separate Lead Independent Director.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its committees, as well as senior management, to support the Board’s oversight role. The Company’s Compensation Committee provides information about risks relating to the Company’s compensation plans and arrangements. The Audit Committee assists with oversight of financial risks, and the Nominating and Governance Committee focuses on risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks, the full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors and its committees. Our Board of Directors provides management oversight, helps guide the Company on strategic planning, approves the Company’s operating budgets and meets regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings. In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and several special meetings each year. At least twice a year, time is set aside for the independent directors to meet without management present. Our Board met formally four times in 2018 in addition to conference calls throughout the year. In fiscal year 2018 each director, with the exception of Thomas Thekkethala, attended at least 75% of all Board meetings held during such director’s tenure on the Board.

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategic Initiatives Committee. Below is a table that provides membership and meeting information for each of the Board committees as of December 31, 2018. In fiscal year 2018 each committee member attended at least 75% of the meetings of each applicable committee.

Name	Audit	Compensation	Nominating & Governance	Strategic Initiatives
Mr. Nicol	X*	X*		X
Mr. Oros	X	X	X
Mr. Ramlall (1)	X	X	X*
Mr. Singer				X*
Mr. Stecker				X
Mr. Thekkethala (2)
Total meetings in fiscal year 2018	4	**	**	**

* Denotes Committee Chair as of December 31, 2018.  Mr. Stecker resigned from the Audit Committee on January 31, 2018 and the Board appointed Mr. Ramlall to serve on the Committee.  Mr. Stecker also resigned as Chairman of the Nominating & Governance Committee on January 31, 2018 and the Board appointed Mr. Ramlall to serve as the Chairman of the Nominating & Governance Committee and appointed Mr. Oros to serve on the Committee.

** The Committee members met informally several times during the year, following which they acted formally through unanimous consent resolutions.

(1)         Mr. Ramlall has decided not to run for re-election to the Board.

(2)         The Board is not nominating Mr. Thekkethala for re-election.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Nominating & Governance Committee meet the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements. The Committee also meets with our independent registered public accounting firm quarterly to discuss the results of the accountants’ quarterly reviews as well as quarterly results and quarterly earnings releases; recommends to the Board the registered public accounting firm to be retained; and receives and considers the accountants’ comments as to internal controls and procedures in connection with audit and financial controls. The Audit Committee reviews all financial reports prior to filing with the Securities and Exchange Commission (SEC) and reviews all financial press releases prior to release. The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the Audit Committee’s Charter, a copy of which is posted on the Company’s website, www.evolving.com, under “Investor Relations — Corporate Governance.” The Audit Committee currently consists of Messrs. Nicol, Oros and Ramlall, all of whom are independent directors as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 10A(m)(3) and NASDAQ listing standards. Following Mr. Ramlall’s departure from the Board, the Board intends to appoint Mr. Singer, who is independent under NASDAQ listing standards, to serve on the Audit Committee. The Board of Directors has determined that Mr. Nicol is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. For more information concerning the Audit Committee see the “Report of the Audit Committee” contained in this proxy statement.

The Compensation Committee.  The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of our executive officers, to review and recommend an incentive compensation plan, approve grants of stock awards to employees and consultants under our stock incentive plan and otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. The Compensation Committee currently consists of Messrs. Nicol, Oros and Ramlall, all of whom are independent directors under NASDAQ listing standards.  Following Mr. Ramlall’s departure from the Board, the Board intends to appoint Mr. Singer, who is independent under NASDAQ listing standards, to serve on the Compensation Committee.

The Compensation Committee meets outside the presence of all of our executive officers to consider appropriate compensation for our chief executive officer, or CEO. The Compensation Committee annually analyzes our CEO’s performance and determines his base salary and incentive compensation and stock awards, based on its assessment of his performance and other considerations described in the Compensation Discussion and Analysis. For our other named executive officer, the Compensation Committee meets separately with our CEO. Our CEO annually reviews our other named executive officer’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our incentive compensation plan and equity incentive awards for all officers, excluding himself. Based in part on these recommendations from our CEO and other considerations described in the Compensation Discussion and Analysis, the Compensation Committee approves the annual compensation package of our other executive officer.

The specific responsibilities and functions of the Compensation Committee are discussed in the Compensation Committee Charter, which is posted on our website, www.evolving.com, under “Investor Relations — Corporate Governance.”

Nominating and Governance Committee. The primary responsibilities of the Nominating and Governance Committee are to monitor corporate governance matters, to determine the slate of director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring on the Board of Directors, and to assist the Board with assessing the independence of the members of our Board of Directors.

Criteria and Diversity. In filling vacancies that occur on the Board, and nominating candidates for election, the Nominating and Governance Committee takes into account certain minimum qualifications and qualities that the Committee believes are necessary for one or more of the Company’s directors to possess. These qualifications and qualities are as follows:

•                  Experience with businesses and other organizations comparable to the Company. For example, experience in the telecommunications industry, doing business internationally and/or experience in a software development company is desirable.

•      Experience in reviewing, and the ability to understand, financial statements.

•      Experience in investor relations and the operational and corporate governance aspects of running a public company.

•                  Experience working with or overseeing management and establishing effective compensation strategies to align management with Company objectives and stockholder financial returns.

•                  The candidate’s independence from conflict or direct economic relationship with the Company.

•                  The candidate’s contacts within the telecommunications industry, and/or within the finance and investment banking industry.

•      Experience with mergers and acquisitions.

•                  The ability of the candidate to attend Board and committee meetings regularly (either in person or by telephone) and devote an appropriate amount of effort in preparation for those meetings.

•      A reputation, strength of character and business judgment befitting a director of a publicly held company.

Candidates for the Board should have some, but not necessarily all, of the above-described criteria. Although the Company has no formal policy regarding diversity, the Committee seeks diversity in the broadest sense, with the goal of having a Board composed of a broad diversity of experience, professions, skills, geographic representation, backgrounds and culture. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests using its diversity of experience and sound business judgment. Nominees or potential nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The process used by the Nominating and Governance Committee for identifying and evaluating nominees for directors is as follows:

•                  Nomination of an existing Board member whose term is expiring. Each year prior to preparation of the proxy statement for the annual meeting, the Nominating and Governance Committee meets to determine whether current Board members desire to remain on the Board and, if so, whether each individual should be recommended for nomination. The Committee evaluates whether each individual continues to meet the then current qualifications and qualities established by the Committee for Board membership, as well as the contributions made by the individual during his or her tenure on the Board. The Committee, among other things, takes into consideration the individual’s attendance at Board and committee meetings and his or her participation in, and preparation for, such meetings. In the event the Committee determines that it is in the Company’s best interest to nominate an existing Board member for re-election, the Committee will adopt a formal recommendation for consideration and adoption by the full Board of Directors, which, if adopted by the Board of Directors, will be contained in the proxy statement.

•                  Consideration of candidates proposed by stockholders. The Nominating and Governance Committee will consider candidates for the Board proposed by stockholders. Stockholders wishing to nominate a candidate for consideration by the Committee may do so by writing to the Company’s Secretary and providing the candidate’s name, biographical data and qualifications. The Committee will consider the candidate for nomination in the same manner as described below, “Consideration of new candidates for the Board.” A stockholder proposal for inclusion in the proxy statement (and received in accordance with the procedures described in our Bylaws and our previous year’s proxy statement) will be included in the proxy statement in accordance with SEC regulations.

•                  Consideration of new candidates for the Board. The Nominating and Governance Committee will consider new candidates for the Board to fill vacancies that occur on the Board or to expand the size of the Board. Recommendations for candidates may be submitted to the Committee through the Company’s Secretary. The Secretary will forward names and qualifications of proposed candidates to the Committee members. The Committee will review the materials to determine whether the candidate appears to meet the qualifications and qualities established by the Committee for Board membership. If the candidate appears to be qualified, the Committee will conduct an interview of the candidate and the candidate may be asked to interview with management as well as other members of the Board. The Committee may recommend a candidate for membership on the Board, subject to final approval of a majority of the Board of Directors, and the results of a background investigation and reference check of the candidate.

The specific responsibilities and functions of the Nominating and Governance Committee are set forth in the Nominating Committee Charter. The Committee’s charter is posted on our website, www.evolving.com, under “Investor Relations — Corporate Governance.”  The current members of the Nominating and Governance Committee are Messrs. Ramlall and Oros, both of whom are independent directors under NASDAQ listing standards. Following Mr. Ramlall’s departure from the Board, the Board intends to appoint Mr. Singer, who is independent under NASDAQ listing standards, to serve on the Nominating and Governance Committee.

Strategic Initiatives Committee.  In March of 2017 the Board formed a Strategic Initiatives Committee for the purpose of assisting the Board in fulfilling its strategic planning duties such as:

•                  Overseeing the implementation of the strategic plan and related initiatives

•                  Identifying and evaluating corporate development opportunities

•                  Developing criteria for use in evaluating potential strategic investment

•                  Assisting management to identify critical strategic issues facing the organization

•                  Assessing potential mergers and acquisitions

The Committee assists management in developing and refining a strategic plan which identifies specific long-term goals and business objectives determined to be in the Company’s best interest. This includes providing assistance to management in evaluating, planning & executing on selected merger and acquisition candidates, joint ventures, new markets or products lines, acquisition or disposition of capital assets, equity and debt funding and modifications of existing capital structure and stock offerings, repurchase programs and reverse splits. Additionally, the Committee evaluates the progress and effectiveness of the strategic plan, recommend changes to the plan where necessary or advisable and evaluate other issues or opportunities.  Messrs. Singer, Nicol and Stecker are currently members of the Committee.

DIRECTOR COMPENSATION

The 2018 compensation plan for non-employee members of the Board of Directors and the committees of the Board is described in the table below.

	Annual retainer (payable in quarterly increments)	Additional annual cash compensation for non-employee Chairperson
Board of Directors	$20,000	$50,000
Audit Committee	$0	$5,000
Compensation Committee	$0	$5,000

Upon joining our Board of Directors, each non-employee director receives stock options to purchase an aggregate of 15,000 shares of our common stock. This initial award may be granted in installments. Options are priced at the closing price of our common stock on the date of the grant.  Annual equity awards to Directors are discretionary at the determination of the Compensation Committee.

We do not provide any deferred compensation, health or other personal benefits to our directors. We reimburse each director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings. We encourage, but do not require, our Board members to own stock in the Company.

2018 Director Compensation Table

The table below summarizes the compensation earned by non-employee directors for the fiscal year ended December 31, 2018.

	(b)
(a) Name (1)	Fees Paid in Cash ($)	(c) Stock Awards ($)(2)	(d) Option Awards ($)(3)	(e) Total ($)

David J. Nicol	$30,000	$0	$0	$30,000
David S. Oros	$20,000	$0	$0	$20,000
Richard R. Ramlall	$20,000	$0	$0	$20,000
Julian D. Singer	$20,000	$0	$0	$20,000
Matthew Stecker (4)	$55,000	$0	$0	$55,000

(1) See the Summary Compensation Table on page 21 for information on compensation earned by Mr. Thekkethala during fiscal year 2018 and Mr. Stecker following his appointment as Executive Chairman in April 2018.

(2) The amounts in column (c) reflect the grant date fair value of restricted stock awards granted under the Company’s Amended 2016 Stock Incentive Plan during the fiscal year noted, computed in accordance with FASB ASC Topic 718. For further information on awards, see Note 8, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2018, filed with the SEC on April 4, 2019.

(3) No stock options were granted to the non-employee directors in 2018. As of December 31, 2018, each director, other than Mr. Stecker, held outstanding options to purchase the following number of shares:  Mr. Nicol: 23,200; Mr. Oros: 16,175; Mr. Ramlall: 14,625; and Mr. Singer: 15,000.  See the Outstanding Equity Awards at December 31, 2018 on page 23 for information on stock options held by Mr. Stecker.

(4) During calendar year 2018 Mr. Stecker assumed additional operational duties as Executive Chairman.  Mr. Stecker’s compensation reflected in this table was the amount paid or awarded to him prior to his appointment as Executive Chairman in April 2018.  For information on compensation paid to Mr. Stecker following his appointment as Executive Chairman, please see information provided under the heading “2018 Summary Compensation Table” on page 21.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address:  Corporate Secretary, Evolving Systems, Inc., 9800 Pyramid Court, Suite 400, Englewood, CO 80112, Attn:  Board of Directors. Our Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We encourage, but do not require, Board members to attend our Annual Meeting of Stockholders.  One member of the Board participated in the 2018 Annual Stockholders’ Meeting.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, as well as rules adopted by the SEC and NASDAQ. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. Among other things, we have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year-end, to prepare our periodic SEC reports.

The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under “Investor Relations — Corporate Governance.” On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

The Board has also approved a Code of Business Conduct and a Code of Ethics for Finance Employees (collectively, the “Codes”), posted on our website, www.evolving.com, under “Investor Relations — Corporate Governance.”  We require all employees and directors to adhere to the Code of Business Conduct in discharging their Company-related activities and our finance employees to also comply with the Code of Ethics for Finance Employees. Employees and directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Codes. We intend to disclose on our website, or on a Current Report on Form 8-K, any amendments to or waivers of the Codes applicable to those of our senior officers to whom the Codes apply within four business days following the date of such amendment or waiver. Our Audit Committee has established a confidential hotline and procedures to receive, retain and treat complaints we receive regarding ethics, accounting and internal accounting controls of auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding ethics, accounting or auditing matters.

Policies and Procedures for Approval of Related Person Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers, significant stockholders or their immediate families may also be a director, executive officer or investor or have some other direct or indirect material interest. We refer to these transactions as related person transactions. Related person transactions have the potential to create actual or perceived conflicts of interest between Evolving Systems and its directors and officers or their immediate family members.

In March 2007, the Board formally adopted a policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Audit Committee is responsible for reviewing, approving and/or ratifying any related person transaction. The Audit Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders. Transactions with related persons below the threshold level are reviewed and approved by the Compensation Committee.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by section 14A of the Securities Exchange Act of 1934, as amended, we are requesting our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are vital to our success. We tie a substantial percentage of an executive’s compensation to the attainment of financial performance measures that our Board believes are important to the business and will enhance stockholder value. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation and equity awards, as well as executives’ employment or change in control agreements, are all designed to attract and retain talented employees and create a close correlation between performance and compensation. Our Compensation Committee and Board believe that the compensation plans of our named executive officers fulfill this objective. We recommend that stockholders read the “Compensation Discussion and Analysis” of this Proxy Statement, which discusses in detail how our compensation policies implement our compensation philosophy and the related compensation tables which set forth the fiscal year 2018 compensation of our named executive officers.

Recommendation

For the above reasons, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure, is hereby APPROVED.”

Acknowledging that this say-on-pay vote is advisory and therefore will not be binding on the Company, our Compensation Committee and Board value the opinions of our stockholders. Accordingly, to the extent there is a significant vote regarding the compensation of our named executive officers, we expect to take into account the outcome of the vote when considering future executive compensation.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED
IN THIS PROXY STATEMENT.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we also are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on our named executive officer compensation, such as the proposal contained in Proposal 2 above of this Proxy Statement. We last sought a stockholder advisory vote on this matter at our Annual Stockholders’ Meeting in 2013 and say-on-frequency votes must be held every six years.  Accordingly, we are again asking whether the advisory vote on executive compensation should occur every year, every two years or every three years.

Our Board previously recommended an advisory vote every two years and our stockholders approved this recommendation.  After considering this agenda item again this year, our Board has determined that an advisory vote on executive compensation every two years continues to be the most appropriate alternative for Evolving Systems. Our Board believes that obtaining an advisory vote on executive compensation every two years will provide us with sufficient input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Accordingly, our Board recommends that the advisory vote on executive compensation be held every two years. We understand that our stockholders may have different views as to what is the best approach for Evolving Systems, and we look forward to hearing from our stockholders on this agenda item in this Proxy Statement.

You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolutions set forth below:

“RESOLVED, that the option of once every year, every two years, or every three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory vote by stockholders to approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure.”

Acknowledging that your vote is advisory and therefore will not be binding on the Company, the Board and the Compensation Committee value the opinions of our stockholders and will consider your vote. Nonetheless, the Board may decide that it is in the best interests of our stockholders and Evolving Systems to hold an advisory vote on executive compensation more or less frequently than the option voted by our stockholders.

THE BOARD RECOMMENDS A VOTE FOR THE OPTION OF “EVERY TWO YEARS”
AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Friedman LLP, the Company’s auditors for the fiscal year ending December 31, 2018, as well as representatives of Marcum LLP, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Recommendation of Board of Directors

The ratification of Marcum LLP as Evolving Systems’ independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock, present or represented and voting at the annual meeting, will be required to ratify the appointment of Marcum LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of the vote with respect to this proposal. Because this is a routine proposal on which a broker or other nominee is generally empowered to vote, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4,
RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Information Regarding Change In Accountants

On April 18, 2019, the Company advised Friedman LLP, its independent registered public accountant, that the Company had determined not to reappoint Friedman LLP for 2019. The audit committee of the Company’s Board of Directors participated in and approved the decision to change the Company’s independent registered public accounting firm.

The report of Friedman LLP on the Company’s balance sheets as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ equity and cash flows for the years then ended did not contain an adverse opinion or disclaimer of opinion.

Except as disclosed in the following sentence, during the Company’s two most recent fiscal years ended December 31, 2017 and December 31, 2018, and through April 18, 2019, there were no disagreements with Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman LLP would have caused Friedman LLP to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such year or to affect the review of interim period financial information. The Company disagreed with Friedman LLP with respect to the recognition of a goodwill impairment charge in the fourth quarter of 2018, and the matter was discussed by the Company’s audit committee and Friedman LLP prior to the filing of the Form 10-K for the year ended December 31, 2018. The disagreement was resolved to the satisfaction of Friedman LLP by the Company agreeing to follow the accounting treatment recommended by Friedman LLP. The Company has authorized Friedman LLP to respond fully to any inquiries by a successor auditor concerning the subject matter of the disagreement. In addition, there were no “reportable events,” as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, that occurred within the Company’s two most recent fiscal years and the subsequent interim period preceding Friedman LLP’s dismissal.

In connection with the Company’s Form 8-K, filed with the SEC on April 24, 2019, the Company provided Friedman LLP with a copy of the foregoing disclosures. Friedman LLP furnished the Company with a letter addressed to the Securities and Exchange Commission stating that Friedman LLP agreed with the above statements.

Effective April 18, 2019, the accounting firm of Marcum LLP was engaged to serve as the new independent principal accountant to audit the Company’s financial statements for the fiscal year ended December 31, 2019. During the Company’s two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Company (nor someone on its behalf) consulted Marcum LLP regarding either:

1.                                      the application of accounting principles to any specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or

2.                                      any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K). The Company has provided each of Marcum LLP and Friedman LLP with a copy of the foregoing disclosures prior to the filing of this Proxy Statement with the SEC.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth information regarding fees for services rendered by Friedman LLP related to the fiscal years ended December 31, 2018 and December 31, 2017:

Types of Fees	Fees for 2018	Fees for 2017

Audit Fees	$389,213	$217,000

Audit Fees were for professional services for the audit of the consolidated financial statements and other fees for services that only our independent registered public accounting firm can perform, such as the review of our interim consolidated financial statements included in our Form 10-Q and 10-Q/A filings, consents and assistance with and review of documents filed with the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Senior Vice President of Finance. The request must be specific as to the particular services to be provided but may be either for specific services or a type of service for predictable or recurring services. The Chairman of the Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Senior Vice President of Finance and approved requests are subsequently ratified by the Committee as a whole. All of the services provided by the independent registered public accounting firm in 2018 and 2017 were pre-approved by the Audit Committee.

The Audit Committee, with the ratification of the stockholders, engaged Friedman LLP to perform an annual audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2018.  Our Audit Committee entered into an engagement agreement with Friedman LLP which sets forth the terms by which Friedman LLP performed audit services for the Company.

MANAGEMENT

As of April 30, 2019, the Company’s named executive officers are as follows:

Name	Age	Position
Matthew Stecker	50	Chief Executive Officer and President
Mark P. Szynkowski	51	Sr. Vice President of Finance and Secretary

Matthew Stecker. For biographical information on Mr. Stecker, please see Proposal No. 1, “Election of Directors.”

Mark P. Szynkowski, 51, joined the Company as Senior Vice President of Finance on December 4, 2017. He brings with him over twenty years of finance and accounting experience, an extensive background in mergers and acquisitions, budgeting and forecasting, and a broad knowledge of the software technology industry. Previously, he served as Chief Financial Officer of 6D Global Technologies, Inc., a Digital Marketing technology company where he was responsible for overseeing financial operations including SEC filings, SOX compliance and reporting. Earlier in his career, Mr. Szynkowski served in a variety of financial positions with Epiq Systems, a global technology, Software as a Service and professional services provider to the legal industry. Over nearly 10 years at Epiq, Mr. Szynkowski held senior positions including Vice President of Finance, Electronic Discovery Segment; Corporate Controller; and Subsidiary Controller. Prior to that, he served as Controller for Tradeware Global LLC, Vice President of Finance and Operations for Integro Staffing Services and was a Senior Auditor with Ernst & Young.  Mr. Szynkowski has a B.A. in Accounting from Alfred University and is a member of the American Institute of Certified Public Accountants (AICPA) and the National Accounting Association.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practices

We designed our executive officer compensation program to attract, motivate and retain key executives who drive our success. We strive to have pay reflect our performance and align with the interests of long-term stockholders, which we achieve with compensation that:

•                  Provides executives with competitive compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our company;

•                  Ties a significant portion of total compensation to achievement of the Company’s business goals such as quarterly and annual revenue, and Adjusted EBITDA targets;

•                  Enhances retention by having equity compensation subject to multi-year vesting; and

•      Does not encourage unnecessary and excessive risk taking.

The Compensation Committee evaluates both performance and compensation to ensure the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other software companies our size.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements:  base salary; performance-based incentive compensation determined primarily by reference to objective financial operating criteria; long-term equity compensation in the form of stock options and restricted stock; and employee benefits that are generally available to all our employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. It is our policy to set base salary levels taking into account a number of factors, such as annual revenue, the nature of the software business, the structure of other companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers our performance, the individual’s breadth of knowledge and performance and levels of responsibility. In determining salaries for 2018, the Compensation Committee did not engage compensation consultants.

Mr. Stecker was appointed as Executive Chairman in April 2018 and as President & CEO on July 16, 2018.  His annual base salary for 2018 was $240,000. Mr. Szynkowski’s annual base salary in 2018 was $185,000.

Quarterly and Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to compensate executives when financial performance goals are achieved. Executives have the opportunity to earn quarterly and annual cash compensation equal to a percentage of their base salary. In 2018, on an annual basis, the potential incentive compensation percentages was 50% of the executive’s base salary (for our CEO) and 40% (for our Sr. Vice President of Finance) (as specifically noted in the “Grants of Plan-Based Awards” table on page 22), payable in five increments (four smaller quarterly payments and one larger annual payment) based upon quarterly and annual revenue and Adjusted EBITDA targets. Quarterly incentive compensation payments were equal to 30% of each executive’s total incentive compensation and 70% was based on achievement of the annual targets.  Quarterly incentive compensation was capped at 100% of the quarterly target. Achievement of 100% of the revenue or Adjusted EBITDA target paid out at 75% of the targeted incentive compensation.  For extraordinary performance there was an opportunity to receive more than 100% of the targeted incentive compensation associated with the annual increment if certain “stretch” Company annual performance targets were attained — specifically, up to 200% for exceeding the annual revenue target by 20%; and up to 200% for exceeding the Adjusted EBITDA target by 26%. These Company performance targets also served as the basis for incentive compensation paid to non-executive officers, and certain managers and non-commissioned employees, to assure that all employees are motivated toward the same corporate financial goals.

Each year the Compensation Committee determines the appropriate performance measurement criteria that it believes best aligns executive compensation with the Company’s business goals for the year. For fiscal 2018, the Compensation Committee determined that 50% of incentive compensation would be tied to revenue, and 50% would be tied to profitability, using quarterly and annual earnings targets before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transactions — what we refer to as “Adjusted EBITDA.”

For 2018, we did not achieve any of our incentive compensation targets; as a result, our named executive officers did not receive any incentive compensation payment for 2018.

In general, we set targeted levels of performance at the threshold range that require above average performance in order to qualify for payouts. Payouts above the target range are set at levels that are much more difficult to achieve. See footnote (4) to our “Summary Compensation Table” for additional information regarding percentage of target levels achieved for 2016 and 2017.

The Compensation Committee’s policy with respect to the adjustment or recovery of compensation in the event of a material change in our financial statements requiring an accounting restatement is to retain discretion over all pay elements and reserve the right to reduce or forego future compensation based on any required restatement or adjustment. The Compensation Committee intends to review its policies with respect to such adjustment or recovery of compensation on an ongoing basis as part of its annual review.

Long-Term Incentive Compensation — Equity Compensation

Our executive officers are eligible for stock awards. We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. We have granted options as well as restricted stock under our 2016 Amended Stock Incentive Plan and predecessor plans. Stock awards also provide each individual with an added incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule (which is generally four years for employees and one year for non-employee directors, although this may vary at the discretion of the Compensation Committee) encourages a long-term commitment to the Company by our executive officers and other participants. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the executive’s past performance, as well as anticipated future performance, of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded stock options to executives upon joining the Company and thereafter grants may be at the discretion of the Compensation Committee. Sometimes we grant options upon the occurrence of an event, such as a promotion or an acquisition. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, such later date as the employee joins the Company. We also have granted restricted stock to members of the Board of Directors, executive officers, and a limited number of non-executive officers from time to time.

We do not have a formal written policy relating to the timing of equity awards. We encourage, but we do not require, our executive officers to own stock in the Company.

Retirement and Other Benefits

All employees in the United States who are at least twenty-one years of age and who have worked for the Company for a period of 30 days are eligible to participate in our 401(k) plan.

Stock Purchase Plan

The Company maintains an employee stock purchase plan (the “Purchase Plan”). Generally, any employee, including each named executive officer, who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company) on the first day of an offering is eligible to participate. Offerings occur quarterly. Employees who own 5% or more of the Company’s common stock may not participate in the Purchase Plan.

No employee may accrue the right to purchase more than 10,000 shares in any offering period or more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) in any calendar year. Rights granted under the Purchase Plan are not transferable and may be exercised only by the employee to whom such rights are granted.

Employees are eligible to participate in the first offering commencing after the date they are employed by the Company or an affiliate of the Company. Subject to the limitations described above, employees who participate in an offering may have up to 15% of their compensation withheld pursuant to the Purchase Plan and applied at the end of each offering period to the purchase of shares of common stock. The price of common stock purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the purchase date. Employees may end their participation in the offering at any time prior to the end of the offering and participation ends automatically upon termination of employment with the Company.

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code. For U.S.-based employees, no income will be taxable to a participant until disposition of the acquired shares, or until the participant’s death while holding the acquired shares, and the amount of taxation will depend upon the holding period of the acquired shares. Employees located outside of the United States may be subject to different tax treatment based upon local tax laws.

Life Insurance and Disability Insurance

Our executive officers have the same life insurance and disability benefits as our U.S.-based employees, namely, a benefit at the rate of 66-2/3% of an employee’s base pay, with a monthly benefit cap of $5,667.

Perquisites and Other Personal Benefits

We do not provide additional perquisites and other personal benefits to our executive officers.

Indemnification Agreements

We have entered into an indemnification agreement with each of our named executive officers and members of our Board of Directors.  Information regarding those agreements is provided under the heading “Certain Relationships and Related Transactions” on page 32.

Employment and Severance Agreements

Our named executive officers are employed “at-will,” although our Senior Vice President of Finance has severance provisions in his employment agreement providing for payments to him upon termination of employment, subject to certain limitations. Information regarding potential payments and benefits under Mr. Szynkowski’s employment agreement is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 25.

Change of Control Arrangements

The compensation agreement we have entered into with Mr. Szynkowski contains change of control benefits. In our experience, change of control benefits for executive officers are common among our peer group, and our Board of Directors and Compensation Committee believe that providing this arrangement will protect stockholders’ interests in the event of a change of control by enabling the executive to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transaction may jeopardize the executive’s own employment. Information regarding potential payments and benefits under Mr. Szynkowski’s arrangement is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 25.

Compensation of Chief Executive Officer

Mr. Stecker’s annual base salary is $240,000 and his potential incentive compensation percentage is 50% of his base salary. In addition, Mr. Stecker, who previously served as a non-employee Chairman of the Board, continues to receive quarterly compensation in the amount of $5,000 for serving on the Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

THE COMPENSATION COMMITTEE

David J. Nicol, Chairman

David S. Oros

Richard R. Ramlall

COMPENSATION RISK ASSESSMENT

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs and the Committee does not believe our compensation programs encourage excessive or inappropriate risk taking. We structure our pay to consist of fixed and variable compensation and the variable portions (cash and equity) are designed to reward both short- and long-term corporate performance. Our employees are encouraged to take a balanced approach that focuses on revenue, profitability and our new products, and our targets are applicable to our executives and employees alike, thus encouraging consistent behavior across the organization.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Nicol, Oros and Ramlall served as members of the Compensation Committee of the Board of Directors during fiscal 2018. None of the members of the Compensation Committee were, at any time during fiscal 2018, nor at any other time, officers or employees of the Company.  No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

2018 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers, as well as Mr. Thekkethala who served as our CEO during fiscal year 2018 until July 16, 2018, for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016.

(a) Name and Principal Position (1)	(b) Year	(c) Salary ($)	(d) Stock Awards ($) (2)	(e) Option Awards ($) (3)	(f) Non-Equity Incentive Plan Compensation ($) (4)	(g) All Other Compensation ($) (5)	(h) Total ($)

Matthew Stecker
Chief Executive Officer	2018	$180,000	$—	$—	$—	$15,000	$195,000

Mark P. Szynkowski
Sr. Vice President of Finance and Secretary	2018	$185,000	$—	$—	$—	$—	$185,000
	2017	$13,875	$34,500	$96,245	$—	$—	$144,620

Thomas Thekkethala	2018	$163,654	$—	$—	$—	$—	$163,654
Former President and Chief Executive Officer	2017	$300,000	$1,068,750	$—	$5,625	$27,480	$1,401,855
	2016	$300,000	$—	$—	$—	$78,230	$378,230

(1)         Mr. Stecker was named Executive Chairman in April 2018 and President and CEO of the Company in July 2018. Compensation in this table reflects amounts paid or awarded to him after he became Executive Chairman. For additional information on Mr. Stecker’s compensation as a director, please see information provided under the heading “2018 Director Compensation Table” on page 11.  Mr. Szynkowski joined the Company as Senior Vice President of Finance on December 4, 2017.  Mr. Thekkethala was removed as President & CEO of the Company on July 16, 2018, a position he held since January 1, 2016.

(2)         The amounts in column (d) reflect the grant date fair value of restricted stock awards granted under the Company’s Amended 2016 Stock Incentive Plan during the fiscal year noted, computed in accordance with FASB ASC Topic 718. For further information on these awards, see Note 8, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2018, filed with the SEC on April 4, 2019.

(3)         The amounts in column (e) reflect the grant date fair value of stock options granted in the associated fiscal year granted pursuant to the Company’s Amended 2016 Stock Incentive Plan, computed in accordance with FASB ASC Topic 718. For further information on these awards, see the Grants of Plan-Based Awards table on page 22 of this proxy statement and Note 8, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2018, filed with the SEC on April 4, 2019.

(4)         The amounts shown in column (f) represent incentive compensation earned for 2018, 2017 and 2016, some of which was paid in the subsequent calendar year. The Company achieved incentive compensation targets established by the Compensation Committee as follows:  In 2018 the Company did not achieve any of its incentive compensation targets.  In 2017:  first quarter: 0%; second quarter: 50%; third quarter: 0%; fourth quarter: 0%; annual: 0%; and full year: 4%.  In 2016 the Company did not achieve any of its incentive compensation targets.

(5)         Column (g) reflects amounts paid for each named executive officer and former named executive officers as follows. Mr. Stecker continues to receive $5,000 as compensation for serving on the Board. Excluded from these amounts are premiums paid by the Company for group life and medical insurance also available to non-executive employees:

Named Executive Officer and former Named Executive Officers	Year	Retirement Plan Matching Contributions	Unused Paid Time Off	Commission and Other Payments*

Matthew Stecker	2018	$—	$—	$—

Mark P. Szynkowski	2018	$—	$—	$—
	2017	$—	$—	$—

Thomas Thekkethala	2018		$—	$—
	2017	$8,100	$—	$25,005
	2016	$7,950	$8,654	$61,626

*                 In 2016 and 2017 Mr. Thekkethala was eligible to receive commissions on certain carry over RateIntegration contracts.

2018 GRANTS OF PLAN-BASED AWARDS

	Estimated future payouts under non-equity incentive plan awards				(f) All other stock awards; Number of	(g) All other option awards: number of securities	(h) Exercise price of	(i) Grant date fair value of stock and
(a) Name	(b) Grant Date	(c) Threshold ($)	(d) Target ($) (1)	(e) Maximum ($)	shares of stock (#) (2)	underlying options (#)	option awards ($/share)	option awards ($)

Matthew Stecker (3)		$—	$120,000	$240,000	—	—	—	—
Mark P. Szynkowski (4)		$—	$74,000	$148,000	—	—	—	—
Thomas Thekkethala (5)		$—	$150,000	$300,000	—	—	—	—

(1)         Columns (c), (d) and (e) reflect the amounts that would have been earned by the named executive officers had we achieved our 2018 performance objectives established by the Compensation Committee (see “Compensation Discussion and Analysis” discussion on page 17). Target amounts shown in column (d) would have been earned if we achieved 103% of our annual revenue target and 102% of our Adjusted EBITDA target. The maximum amount would have been earned if we achieved 123% of our annual revenue target and 129% of our annual Adjusted EBITDA target.

(2)         The amounts in column (i) reflect the grant date fair value of restricted stock awards and stock options granted under the Company’s Amended 2016 Stock Incentive Plan during fiscal year 2018, computed in accordance with FASB ASC Topic 718.  For further information on awards, see Note 8, “Share Based Compensation” of our consolidated financial statements included in Form 10-K for the year ended December 31, 2018, filed with the SEC on April 4, 2019.

(3)         Mr. Stecker’s 2018 compensation plan provided for target incentive pay equal to 50% of his base salary, effective July 16, 2018.

(4)         Mr. Szynkowski’s 2018 compensation plan provided for target incentive pay equal to 40% of his base salary.

(5)         Mr. Thekkethala’s 2018 compensation plan provided for target incentive pay equal to 50% of his base salary. Mr. Thekkethala was removed from his position at the Company on July 16, 2018.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

	Option Awards (1)				Stock Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options (#) Exercisable	(c) Number of Securities Underlying Unexercised Options (#) Unexercisable	(d) Option Exercise Price ($/share)	(e) Option Expiration Date	(f) Number of shares of stock that have not vested (#)(2)	(g) Market value of shares of stock that have not vested ($)(3)

Matthew Stecker	13,750	1,250	$5.80	3/16/2026	18,000	$21,420
Mark P. Szynkowski	12,500	37,500	$4.60	12/3/2027	5,625	$6,694
Thomas Thekkethala	81,250	18,750	$6.00	9/29/2025	138,751	$165,114

(1)         Options were granted ten years prior to the option expiration date. Options generally vest at a rate of 25% per year over the first four years of the ten-year option term and will be fully vested four years after the date of grant.  Mr. Stecker’s options granted to him as a non-employee director prior to July 16, 2018, vested over a one-year period.

(2)         One-quarter of the restricted stock will vest on the first anniversary date of the grant of the award, and the remaining three-quarters will vest over the remaining three years, with full vesting of the award by November 10, 2021.

(3)         Market value was calculated by multiplying the number of shares shown in the table by $1.19, which was the closing price per share on December 31, 2018, the last day of our fiscal year.

2018 OPTION EXERCISES AND STOCK VESTED

The table below reflects vesting of restricted stock awards during fiscal year 2018.  No options were exercised in 2018.

	Stock Awards (1)
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Matthew Stecker	9,000	$44,400
Mark P. Szynkowski	1,875	$2,894
Thomas Thekkethala	71,249	$332,995

(1)         Represents the aggregate dollar amount realized by the named executive officer upon vesting of restricted stock, computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting dates.

PENSION BENEFITS

The Company does not maintain any defined benefit retirement plans. In the United States, the Company maintains a 401(k) plan; in the United Kingdom, the Company maintains a defined contribution pension benefit plan.

COMPENSATION AGREEMENTS

General Overview

Our compensation arrangement with our executive officers provides for base salary and incentive compensation. In 2018, potential incentive compensation of our named executive officers was 50% or 40% of the executive’s base salary and was payable if we attained targets established by our Compensation Committee for quarterly and annual revenue and Adjusted EBITDA. Quarterly incentive targets were capped at 100%; there was a potential to earn in excess of 100% of the annual target if we exceeded the annual targets.  See the “Grants of Plan-Based Awards Table” on page 22 for more information about the “stretch” amounts, as well as the “Executive Compensation, Quarterly and Annual Performance-Based Incentive Compensation” section on page 17 for percentages achieved in 2017 and 2016.

Mr. Stecker does not have an employment agreement with the Company.

On December 4, 2017, the Company entered into an employment agreement with Mr. Szynkowski which generally provides that in the event the Company terminates his employment, other than for cause, death or disability, he will be paid severance pay. The amount of his severance is described below under the heading “Potential Payments Upon Termination or Change of Control.” In exchange for severance, Mr. Szynkowski is required to execute a full release of all employment claims with the Company and agree to not compete with us and to not solicit our employees for the period of time during which severance is paid. The employment agreement does not change the “at will” nature of Mr. Szynkowski’s employment with the Company. Either the Company or the executive may terminate his employment at any time.

On September 30, 2015, the Company entered into an employment agreement with Mr. Thekkethala which generally provided that in the event the Company terminated his employment, other than for cause, death or disability, he would be paid severance pay. The Board terminated Mr. Thekkethala’s employment for cause on July 16, 2018; as a result, in accordance with the employment agreement the Company did not pay any severance to Mr. Thekkethala.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the potential amount of compensation for each of the named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, retirement, disability or death, and termination following a change of control of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2018 and thus include amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination. The actual payments to Mr. Stecker or Mr. Szynkowski may be more or less than the amounts described below. In addition, the Company may enter into new arrangements or modify these arrangements from time to time.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, and irrespective of whether the executive has entered into an employment agreement, the executive is entitled to receive amounts earned during his term of employment. Such amounts include:

•                  non-equity incentive compensation earned through the date of separation.  Quarterly and annual incentive compensation payments are pro-rated to the date of separation;

•                  vested stock options, which must be exercised within six (6) months of the date of separation, except in the case of disability (12 months), death (18 months) or, in the case of a change of control of the Company (see discussion below);

•                  stock vested on the date of separation pursuant to restricted stock awards; and

•                  salary and unused paid time off through the date of separation.

Involuntary Not-for-Cause Termination

Mr. Stecker does not have an employment agreement.  As a result, the Company has no contractual obligation to pay him severance in the event his employment terminates.  Mr. Szynkowski’s employment agreement provides that if his employment is terminated for reasons other than cause, or he resigns for “Good Reason,” he will receive severance pay equal to 6 months of base pay. “Good Reason” is defined in the employment agreement, but generally is a material diminution in title, status, authority, duties or responsibilities; a requirement to relocate more than an agreed number of miles away from the Company’s current location or such executive principal office; a reduction in compensation of 5% or more; or a failure by the Company to pay compensation when due.

Voluntary Termination or Retirement

Except for amounts described under “Payments Made Upon Termination,” the Company does not have an agreement or practice to pay a named executive officer on voluntary termination or retirement.

Disability or Death

In the event of the disability or death of the executive, the executive will receive benefits under the Company’s disability benefits or payments under the Company’s life insurance benefits, as applicable.

Change of Control

Upon a Change of Control and a “Qualified Termination” (described below) Mr. Szynkowski will receive the following severance benefits:

•                  an amount equal to 12 months of his base salary, payable in equal increments over an equal period (the “Severance Period”) (or such shorter period as required for compliance with Section 409A of the U.S. Internal Revenue Code), in the Company’s normal payroll cycles;

•                  an amount equal to his target incentive compensation, assuming achievement at 100% of the performance goals, payable in equal installments over his Severance Period;

•                  continuation of benefits under the Company’s health insurance plan as provided by law, with the Company continuing its contributions to the premiums during the executive’s Severance Period;

•                  tax advice services in an amount not to exceed $2,500; and

•                  all stock options and restricted stock held by the executive will automatically vest and become exercisable.

A Qualified Termination will occur upon any of the following:

•                  termination of the executive’s employment by us, without cause, within 180 days before or 365 days after a change of control; or

•                  resignation by the executive for “Good Reason” during the same period.

None of the executives will receive severance payments solely upon the occurrence of a change of control, except that in the case of Mr. Szynkowski 50% of his outstanding equity awards (options and restricted stock) will automatically vest upon a change of control even if his employment is not terminated.

For this purpose, a change of control will occur upon:

•                  the date any person or group acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, the liquidation or dissolution of the Company or the sale of all of substantially all (greater than 75%) of the fair market value of the assets of the Company;

•                  the acquisition by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or any one person, or more than one person acting as a group, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of stock of the Company possessing 50% or more of the total voting power of the Company’s stock; or

•                  the date the individuals who constituted a majority of the Board as of the date of execution of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board provided that any individual who becomes a member of the Board following such date who was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board.

In exchange for severance payments and benefits, Mr. Szynkowski will be required to execute a full release of employment claims with the Company and agree not to compete with us and not to solicit our employees during the Severance Period.

Matthew Stecker

Mr. Stecker does not have an employment agreement. Upon termination of his employment he will be entitled to receive only the amount of compensation that is earned through his date of termination, as set forth above under “Payments Made upon Termination.” Mr. Stecker will receive no additional compensation or vesting of stock options or restricted stock upon a Change in Control.

Mark P. Szynkowski

The following table shows the potential payments upon termination or a change of control of the Company for Mark P. Szynkowski, our Sr. Vice President of Finance.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$92,500	$0	$185,000
• Incentive Compensation	$0	$0	$74,000

Equity Compensation
• Stock Options (1)
• Unvested and accelerated	$0	$0	$0
• Restricted Stock (2)
• Unvested and accelerated	$0	$3,347	$6,694

Benefits and Perquisites
• Health and Welfare Benefits (3)	$0	$0	$0
• Accrued Paid Time Off	$473	$0	$473
• Tax services	$0	$0	$2,500
Total	$92,973	$3,347	$268,667

(1)         The payments relating to stock options represent the value as of December 31, 2018, calculated by multiplying the number of unvested options by the difference between the exercise price and the closing price of our common stock on December 31, 2018 ($1.19). All of Mr. Szynkowski’s unvested stock options had an exercise price of $4.60 per share.

(2)         Mr. Szynkowski had 5,625 shares of unvested restricted stock on December 31, 2018.  The amount reflected is based on the closing price of our common stock on December 31, 2018 ($1.19).

(3)         Mr. Szynkowski does not participate in the Company’s health plan.

Other notes:

On July 16, 2018, the Board terminated Mr. Thekkethala’s employment for cause.  No payments were made to him under his employment agreement.

TABLE OF EQUITY COMPENSATION PLANS

The following table contains summary information as of December 31, 2018 concerning the Company’s Employee Stock Purchase Plan, 2007 Amended and Restated Stock Incentive Plan and 2016 Amended Stock Incentive Plan. All of the Plans were approved by the stockholders. See “Security Ownership of Certain Beneficial Owners and Management.”

Equity Compensation Plans Approved by Security Holders	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
2007 Amended Stock Incentive Plan	293,302	6.895	0	(1)
2016 Amended Stock Incentive Plan	405,020	2.644	364,845	(2)
Employee Stock Purchase Plan			50,545

(1)         As of April 22, 2019, the record date, the 2007 Amended Stock Incentive Plan had expired.

(2)         As of April 22, 2019, 702,866 shares have been issued from the 2016 Stock Incentive Plan.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 22, 2019 by:  (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on April 22, 2019, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)
	Number of Shares	Percentage Ownership
David J. Nicol (2) c/o Evolving Systems, Inc. 9800 Pyramid Ct, Suite 400 Englewood, CO 80112	100,859	*	%

David S. Oros (3) c/o Evolving Systems, Inc. 9800 Pyramid Ct., Suite 400 Englewood, CO 80112	227,095	1.9%

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)
	Number of Shares	Percentage Ownership
Richard R. Ramlall (4) c/o Evolving Systems, Inc. 9800 Pyramid Ct., Suite 400 Englewood, CO 80112	88,200	* %

Julian D. Singer (5) c/o Evolving Systems, Inc. 9800 Pyramid Ct., Suite 400 Englewood, CO 80112	440,138	3.6%

Matthew Stecker (6) c/o Evolving Systems, Inc. 9800 Pyramid Ct., Suite 400 Englewood, CO 80112	42,000	* %

Mark P. Szynkowski (7) c/o Evolving Systems, Inc. 9800 Pyramid Ct., Suite 400 Englewood, CO 80112	26,250	* %

Thomas Thekkethala (8) c/o Evolving Systems, Inc. 9800 Pyramid Ct., Suite 400 Englewood, CO 80112	209,661	1.7%

All current executive officers and directors as a group (7 persons) (9)	1,134,203	9.3%

Piton Capital Partners LLC (10) c/o Kokino LLC 201 Tresser Boulevard, 3rd Floor Stamford, CT 06901	1,250,000	10.25%

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)
	Number of Shares	Percentage Ownership
Kokino LLC (11) c/o Kokino LLC 201 Tresser Boulevard, 3rd Floor Stamford, CT 06901	1,250,000	10.25%

Karen Singer, Trustee of the Singer Children’s Management Trust (12) 212 Vaccaro Drive Cresskill, NJ 07626	2,645,638	21.7%

Renaissance Technologies LLC (13) 800 Third Avenue New York, NY 10022	645,236	5.3%

*                             Less than one percent (1.0%).

(1)                     Percentage of common stock beneficially owned is based on 12,196,582 shares of common stock outstanding on April 22, 2019.

(2)                     Includes approximately 5,000 shares purchased on the open market and 23,200 shares subject to stock options exercisable within 60 days of April 22, 2019. Mr. Nicol holds his shares in a brokerage account which permits borrowing on margin.

(3)                     Includes approximately 172,000 shares purchased on the open market and 16,175 shares subject to stock options exercisable within 60 days of April 22, 2019.

(4)                     Includes 14,625 shares subject to stock options exercisable within 60 days of April 22, 2019.

(5)                     Includes approximately 245,000 shares purchased on the open market and 15,000 shares subject to stock options exercisable within 60 days of April 22, 2019.

(6)                     Includes 15,000 shares subject to stock options exercisable within 60 days of April 22, 2019.

(7)                     Includes 18,750 shares subject to stock options exercisable within 60 days of April 22, 2019.

(8)                     Includes approximately 43,000 shares purchased on the open market and 87,500 shares subject to stock options exercisable within 60 days of April 22, 2019.

(9)                     Includes 190,250 shares subject to stock options exercisable within 60 days of April 22, 2019.

(10)              Based solely upon the Schedule 13D/A information filed with the SEC by Piton Capital Partners LLC on November 28, 2017.

(11)              Based solely upon the Schedule 13F information filed with the SEC by Kokino LLC on February 13, 2019.

(12)              Based solely upon the Schedule 13D/A information filed with the SEC by Karen Singer on April 7, 2017.  The reporting person disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.

(13)              Based solely upon the Schedule 13G information filed with the SEC by Renaissance Technologies LLC on February 12, 2019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Thekkethala failed to file a Form 4 reporting a sale of shares in December 2018.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of three (3) directors appointed by the Board of Directors. Each of the committee members who served during 2018, Messrs. Nicol, Oros and Ramlall, satisfied the independence and financial management expertise requirements of NASDAQ’s Audit Committee Policy, and Mr. Nicol has been designated by the Board as the Audit Committee’s “financial expert.” For a description of Mr. Nicol’s relevant experience, please see his biographical information contained in Proposal 1 of this proxy statement.

On May 25, 2000, the Board of Directors adopted a charter for the Audit Committee (the “Charter”). An Amended and Restated Charter was adopted by the Board of Directors on March 4, 2004. A copy of the Amended and Restated Charter can be found on our website, www.evolving.com, under “Investor Relations — Corporate Governance.”

Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee’s primary responsibilities are to:

(1)                     hold meetings periodically with the independent registered public accounting firm, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

(2)                     establish policies and procedures for appointing, reviewing and overseeing the performance and independence of the independent registered public accounting firm;

(3)                     review with the independent registered public accounting firm and financial management of the Company and approve the plan and scope of audit and permissible audit-related work;

(4)                     review financial press releases with management;

(5)                     review consolidated financial statements and disclosures;

(6)                     pre-approve all audit and permitted non-audit services; and

(7)                     develop procedures for receiving, on an anonymous basis, and responding to concerns about our accounting and auditing practices.

Review of Fiscal Year 2018 Consolidated Financial Statements

In connection with its review of our Fiscal Year 2018 Consolidated Financial Statements, the Audit Committee has:

(1)                     reviewed and discussed the audited consolidated financial statements with management;

(2)                     discussed with Friedman LLP, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; and

(3)                     received from Friedman LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board and discussed with Friedman LLP their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2018 be included in the Company’s 2018 Annual Report on Form 10-K.

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

David J. Nicol, Chairman

David S. Oros

Richard R. Ramlall

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Provisions with Mark P. Szynkowski

We have entered into an Employment Agreement with Mark P. Szynkowski, our Senior Vice President of Finance, which contains a Change of Control provision. This agreement was approved by our Compensation Committee and is described above in the section entitled “Potential Payments Upon Termination or Change of Control.”

Indemnification Agreements

We have entered into indemnification agreements (the “Indemnification Agreements”) with each of our directors and named executive officers. Subject to the provisions of the Indemnification Agreements, we will indemnify and advance expenses to such directors and executives in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

Our Indemnification Agreements are provided as part of the compensation arrangements with our executives, which are subject to approval of the Compensation Committee. Indemnification for directors was approved by the Board of Directors and is part of the standard arrangement for all Company directors.

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement may contain, in addition to historical information, “forward- looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements. When we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues,” or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT EVOLVING SYSTEMS

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K and Form 10-K/A, quarterly reports on Form 10-Q and 10-Q/A, current reports on Form 8-K, proxy statements and other information with the SEC.  As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC.  The address of that website is http://www.sec.gov.  In addition, our annual reports on Form 10-K and Form 10-K/A, quarterly reports on Form 10-Q and 10-Q/A, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC.  Also, our Code of Business Conduct and Corporate Governance Guidelines, as well as the Charters for our Audit, Compensation and Nominating and Governance Committees are available on our website and amendments to, or waivers of, the Code of Business Conduct will be disclosed on our website.  The address of our website is www.evolving.com; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on the NASDAQ Capital Market under the symbol EVOL.

This proxy statement has been preceded by the Annual Report for fiscal year ended December 31, 2018.  Stockholders are referred to such report for financial and other information about the activities of the Company.

Our transfer agent is American Stock Transfer & Trust Company, LLC. Their address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Evolving Systems, Inc.

9800 Pyramid Court, Suite 400

Englewood, CO 80112

Attn:  Mark P. Szynkowski, Sr. Vice President of Finance & Secretary

1-844-SEC-EVOL (1-844-732-3865)

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2020 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary of the Company on or before January 11, 2020. A stockholder proposal or nomination for director for consideration at the 2020 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Evolving Systems no earlier than March 21, 2020 and no later than April 20, 2020. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Evolving Systems’ bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Mark P. Szynkowski
Senior Vice President of Finance & Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 19, 2019

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at — https://www.evolving.com/investors

Please mark, date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND
“FOR” PROPOSALS 2 AND 4, AND FOR “2 YEARS” ON PROPOSAL 3.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS

☐	FOR ALL NOMINEES	NOMINEES:

☐	WITHHOLD AUTHORITY	( ) David J. Nicol
	FOR ALL NOMINEES	( ) David S. Oros
( ) Julian Singer
☐	FOR ALL EXCEPT	( ) Matthew Stecker
(See instructions below)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

		1 year	2 years	3 years	ABSTAIN
3.	APPROVAL OF THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	RATIFICATION OF SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 4 and FOR 2 Years on Proposal 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EVOLVING SYSTEMS, INC.

9800 Pyramid Court, Suite 400
Englewood, Colorado 80112
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders—June 19, 2019

The undersigned hereby constitutes and appoints Mark P. Szynkowski and Matthew Stecker his/her true and lawful agent and proxy with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Evolving Systems, Inc. to be held at the offices of Evolving Systems, Inc. at 9800 Pyramid Court, Suite 400, Englewood, Colorado 80112, on Wednesday, June 19, 2019, at 9:00 a.m. local time and at any postponements, continuations or adjournments thereof, on all matters coming before said meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 19, 2019

PROXY VOTING
INSTRUCTIONS

MAIL—Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-
INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www. voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at — https://www.evolving.com/investors

\*/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND
“FOR” PROPOSALS 2 and 4 AND FOR “2 YEARS” ON PROPOSAL 3.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 4 AND FOR 2 YEARS ON PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS

☐	FOR ALL NOMINEES	NOMINEES:

☐	WITHHOLD AUTHORITY	( ) David J. Nicol
	FOR ALL NOMINEES	( ) David S. Oros
( ) Julian Singer
☐	FOR ALL EXCEPT	( ) Matthew Stecker
(See instructions below)

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
3.	APPROVAL OF THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. ☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	RATIFICATION OF SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.